UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 805S, 8/F, Block 1, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852-54795450

RM1, 5/F, No. 43 Hung To Road

Kwun Tong, Kowloon, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2026, Inno Holdings Inc., a Texas holding corporation (the “Company”), entered into a Development Services Agreement (the “Agreement”) with a Hong Kong based AI service provider (the “Service Provider”) that will develop an AI-powered used mobile phone sales and customer acquisition AI agent system on behalf of the Company.

The aggregate contract value under the Agreement is $3.0 million, payable by the Company to the Service Provider in five milestone-based installments tied to the service completion and acceptance of specified development phases. The Agreement provides that all intellectual property rights in the software, source code, documentation and other work product developed under the project will be exclusively owned by the Company, and restricts the Service Provider from using or disclosing such work product without the Company’s consent. The Agreement also contains customary confidentiality provisions. The service term under the Agreement remains in effect through May 31, 2027, unless earlier terminated, and may be unilaterally terminated by the Company upon ten (10) days’ prior written notice or by either party upon the occurrence of certain specified events.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On June 8, 2026, the Company issued a press release (the “Press Release”) entitled “Inno Holdings Inc. Enters into Development Services Agreement to Build AI-Powered Used Mobile Phone Sales Agent”, announcing the execution of the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this current report on Form 8-K (this “Current Report”) and the information in the Press Release attached in Exhibit 99.1 hereto are being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Development Services Agreement, dated June 8, 2026
99.1	Press release, dated June 8, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The Company has redacted provisions or terms of this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date: June 10, 2026